UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO CORP. is referred to herein as “FOMO”, “the Company”, “we”, or “us”.

Background

In an 8-K filed November 28, 2021, we incorrectly referred to Himalaya Technologies, Inc. (“Himalaya”) as a minority-owned subsidiary of FOMO CORP. Himalaya bought our ownership of KANAB CORP. earlier in the year for 150,000 Series B Preferred shares of Himalaya. For clarity, Himalaya’s financials are not consolidated into FOMO CORP.’s financials. Therefore, Himalaya is a minority investment of FOMO CORP. and not a subsidiary. An accurate restatement is included below.

Item 8.01 Other Events.

On November 28, 2021, Himalaya Technologies, Inc. a/k/a Homeland Resources Ltd. (https://www.himalayatechnologies.com/), a minority investment of FOMO CORP. (OTC: FOMC; https://www.fomoworldwide.com/), purchased 13,883,812 shares of GenBio, Inc. (“GenBio”; https://genbioinc.com/) common stock using consideration of 99,686 Himalaya Series B preferred shares, representing 19.9% ownership of GenBio. The Companies intend to collaborate on nutraceutical products offering anti-inflammatory and reduced blood pressure applications including powders, enhanced honey extracts, droplets and canned beverages.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: January 6, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer